                                                                  EXHIBIT 4.3(f)

This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                     REGISTERED
                                                               Principal Amount:
No. MB-                                                        $
                                                               CUSIP
                                                               No.

                                  U.S. Bancorp
                   Medium-Term Note, Series M (Subordinated)
                           (Global Floating Rate Note)



ORIGINAL ISSUE DATE:                            MATURITY DATE:

INITIAL INTEREST RATE:                          SPREAD:

BASE RATE (and, if                              SPREAD MULTIPLIER:
  applicable, related Interest Periods):

  [  ]Commercial Paper Rate                     REDEMPTION TERMS:
  [  ]Federal Funds Rate
  [  ]LIBOR
  [  ]Prime Rate
  [  ]CD Rate
  [  ]Treasury Rate
  [  ]CMT Rate
  [  ]Other (see "Other Terms")                 OTHER TERMS:

INDEX MATURITY:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST RESET DATES:

INTEREST PAYMENT DATES:

         U.S. BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________ or registered assigns, the principal sum of __________________________DOLLARS ($_________________) on the Maturity
Date shown above or, together with any premium thereon, upon any applicable Redemption Date, and to pay interest thereon from the Original Issue Date shown above or, except as otherwise specified below, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date shown above, commencing with the Interest Payment Date immediately following the Original Issue Date, at the rate per annum determined in accordance with the provisions set forth on the reverse side hereof relating to the applicable Base Rate specified above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in such Indenture be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which, unless otherwise specified under "Other Terms" above, shall be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Maturity Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Maturity Date shall be the immediately preceding Business Day. In the event that any Interest Payment Date or any applicable Redemption Date is not a Business Day, such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or Redemption Date shall be the immediately preceding Business Day. Payment of the principal of (and premium, if any) and interest on this Note will be made at the corporate trust office of the Paying Agent, U.S. Bank Trust National Association, maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available funds upon presentation of this Note. If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth above under "Redemption Terms", this Note is subject to redemption, in whole or in part, at the option of the Company prior to the

Maturity Date upon not less than 30 nor more than 60 days' notice mailed to the registered holder of the Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                                U.S. BANCORP


Dated:                                          By____________________________
                                                Vice President


                                                Attest________________________
                                                Assistant Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.


CITIBANK, N.A.,
 as Trustee


By______________________________
Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Authenticating Agent


By______________________________
Authorized Officer

                             [Reverse Side of Note]

                                  U.S. BANCORP
                    Medium-Term Note, Series M (Subordinated)
                           (Global Floating Rate Note)


         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued or to be issued in one or more series under an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

         General

         The rate of interest for this Note will be determined by reference to one or more Base Rates specified on the face hereof, which may be adjusted by a Spread and/or Spread Multiplier. The "Spread" is the number of basis points, or one-hundredth of a percentage point, specified on the face hereof to be added or subtracted from the Base Rate specified on the face hereof. The "Spread Multiplier" is the percentage specified on the face hereof to be applied to the Base Rate specified on the face hereof. This Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, on the rate of interest which may accrue during any Interest Period; and (ii) a Minimum Interest Rate, or floor, on the rate of interest which may accrue during any Interest Period. Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

         Commencing with the Interest Reset Date specified on the face hereof, first following the Original Issue Date specified on the face hereof, the rate at which this Note bears interest will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the date on which each such reset occurs, an "Interest Reset Date"). Unless otherwise specified on the face hereof under "Other Terms," the Interest Reset Date will be as follows: in the case of Notes which are reset daily, each

Business Day; in the case of Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Notes which are reset monthly, the third Wednesday of each month; in the case of Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Notes which are reset semi-annually, the third Wednesday of the two months of each year as indicated on the face hereof, by the Interest Reset Dates; and in the case of Notes which are reset annually, the third Wednesday of the month of each year as indicated on the face hereof, by the Interest Reset Dates. Unless otherwise specified on the face hereof, the interest rate determined with respect to any Interest Determination Date (as defined below) will become effective on the next succeeding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Note (the "Initial Interest Rate") will be as set forth on the face hereof. If any Interest Reset Date for any Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

         As used herein, "Interest Determination Date" is the date that the Calculation Agent will refer to, when determining the new interest rate at which the interest rate on a Floating Rate Note will reset. Unless otherwise specified on the face hereof under "Other Terms," the Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note, Federal Funds Rate Note, Prime Rate Note, a CD Rate Note, or a CMT Rate Note (the "Commercial Paper Interest Determination Date", the "Federal Funds Interest Determination Date", the "Prime Interest Determination Date" the "CD Interest Determination Date", the "CMT Interest Determination Date", respectively) will be the second Business Day before the Interest Reset Date, and for LIBOR Notes, the second London Business Day before the Interest Reset Date. Unless otherwise specified on the face hereof under "Other Terms," the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury Bills would normally be auctioned in the week in which such Interest Reset Date falls. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next week. If an auction falls on a day that is an Interest Reset Date for a Treasury Rate Note, the Interest Reset Date will be the following Business Day. The Interest Determination Date for a Floating Rate Note, which interest rate is determined by two or more Base Rates, will be the latest Business Day which is at least two Business Days prior to the Interest Reset Date for such Floating Rate Note on which each Base Rate can be determined.

         Unless otherwise specified on the face hereof under "Other Terms," interest payments on this Note on an Interest Payment Date will accrue from and including the most recent Interest Payment Date on which interest is paid or duly provided for, or if no interest is paid or duly provided for, the date will be from and including the Original Issue Date or any other date specified in the pricing supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next Interest Payment Date, or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest is calculated by multiplying the face amount of this Note by the applicable accrued interest factor (the "Accrued Interest Factor"). This Accrued Interest Factor is the sum of the interest factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the annual interest rate, expressed as a decimal, applicable to that day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Prime Rate Notes, and CD Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate in effect on each day will be (i) if the day is an Interest Reset Date, the interest rate for the Interest Determination Date related to the Interest Reset Date or (ii) if the day is not an Interest Reset Date, the interest rate for the Interest Determination Date related to the next preceding Interest Reset Date, subject in either case to the Maximum Interest Rate or Minimum Interest Rate referred to on the face hereof.

         On or before the Calculation Date (as defined below), U.S. Bank Trust National Association, as Calculation Agent (the "Calculation Agent"), will determine the interest rate in accordance with the foregoing with respect to the applicable Base Rate and will notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to this Note. The Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The determinations of interest rates made by the Calculation Agent shall be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding. Unless otherwise specified on the face hereof under "Other Terms," the "Calculation Date", if applicable, related to any Interest Determination Date on a Note having monthly, quarterly, semi-annual or annual Interest Reset Dates will be the tenth calendar day after such Interest Determination Date, or, if that day is not a Business Day, the following Business Day, and the "Calculation Date", if applicable, pertaining to any Interest Determination Date on a Note having daily or weekly Interest Reset Dates will be the second Business Day after such Interest Determination Date.

         Unless otherwise specified on the face hereof under "Other Terms," all percentages resulting from any calculation on this Note, will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or
 .09876544) being rounded to 9.87654% (or .0987654)). All calculations of the Accrued Interest

Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g.,
 .098765455 being rounded to .09876546 and .098765454 being rounded to .09876545). All dollar amounts used in or resulting from calculation on this
Note will be rounded to the nearest cent, with one-half cent being rounded upward).

         Determination of Commercial Paper Rate

         If the Base Rate specified on the face hereof with respect to any Interest Period is the Commercial Paper Rate, this Note is a "Commercial Paper Rate Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Commercial Paper Interest Determination Date. Commercial Paper Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, for any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15 (519)") under the heading "Commercial Paper -- Nonfinancial."

         The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above: (1) If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date relating to the Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as set forth in the daily update of H.15(519), available through the worldwide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication (H.15 Daily Update,) under the heading "Commercial Paper -- Nonfinancial;" (2) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on the Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                  Money Market Yield =        D x 360       x 100
                                        -----------------
                                           360 - (D x M)

where "D" refers to the applicable per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which the interest is being calculated.

         Determination of Federal Funds Rate

         If the Base Rate specified on the face hereof with respect to any Interest Period is the Federal Funds Rate, this Note is a "Federal Funds Rate Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Federal Funds Interest Determination Date. Federal Funds Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified on the face hereof under "Other Terms," "Federal Funds Rate" means, for any Federal Funds Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120, or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120." The following procedures will be followed if the Federal Funds Rate cannot be determined as described above: (1) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date for the Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate published in H.15 Daily Update under the heading "Federal Funds (Effective);" (2) If neither of the above rates are published by 3:00 p.m., New York City time, on the Calculation Date for the Federal Funds Interest Determination Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading dealers of Federal Funds transactions in the City of New York selected by the Calculation Agent, after consultation with the Company, as of 3:00 p.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the dealers selected by the Calculation Agent are not quoting as specified above in this sentence, the Federal Funds Rate in effect immediately before the Federal Funds Interest Determination Date will not change and will remain the Federal Funds Rate in effect on the Federal Funds Interest Determination Date.

         Determination of LIBOR

         If the Base Rate specified on the face hereof with respect to any Interest Period is LIBOR, this Note is a "LIBOR Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be LIBOR, and the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable LIBOR Interest Determination Date. LIBOR Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified on the face hereof under "Other Terms," "LIBOR" will be determined by the Calculation Agent for each Interest Determination Date in accordance with the following provisions:

         (1) For any LIBOR Interest Determination Date, LIBOR will be the rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof under "Other Terms," on the second London Business Day before the LIBOR Interest Reset Date, that is displayed on Bridge Telerate, Inc., or any other successor service, as of 11:00 a.m London time, on page 3750, or any other page as may replace the applicable page on that service; which is commonly referred to as "Telerate Page 3750;" (2) If no rate appears, the Calculation Agent will request that the principal London offices of each of four major banks in the London interbank market, selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m., London time, on the LIBOR Interest Determination Date provide the Calculation Agent with their offered quotation for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement on the second Business Day before the LIBOR Interest Reset Date, and in a principal amount, not less than U.S. $1,000,000, that in the judgment of the Calculation Agent, is representative of a single transaction in the market at that time. If at least two quotations are provided, LIBOR for the LIBOR Interest Determination Date will be the arithmetic mean of those quotations; (3) If fewer than two quotations are provided, LIBOR will be determined for the applicable LIBOR Interest Determination Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, by three major banks in the City of New York selected by the Calculation Agent, after consultation with the Company, for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof, on the second London Business Day before the LIBOR Interest Reset Date and in a principal amount of not less than U.S. $1,000,000 that, in the judgment of the Calculation Agent, is representative of a single transaction in the market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as specified above in this sentence, LIBOR in effect immediately before the LIBOR Interest Determination Date will not change and will remain the LIBOR in effect on such LIBOR Interest Determination Date.

         Determination of Prime Rate

         If the Base Rate specified on the face hereof with respect to any Interest Period is the Prime Rate, this Note is a "Prime Rate Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Prime Rate and the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Prime Interest Determination Date. Prime Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified on the face hereof under "Other Terms," "Prime Rate" means, for any Prime Interest Determination Date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan." The following procedures will be followed if the Prime Rate cannot be determined as described in the previous sentence: (1) If the rate is not published prior to 9:00 a.m, New York City time, on the Calculation Date, then the Prime Rate will be the rate on that Prime Interest Determination Date as published in the H.15 Daily Update under the heading "Bank Prime Loan;" (2) If the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date in either H.15(519) or the H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Prime Interest Determination Date by at least three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company. If the banks selected are not quoting as mentioned in the previous sentences, the Prime Rate will remain the Prime Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

         Determination of the CD Rate

         If the Base Rate specified on the face hereof with respect to any Interest Period is the CD Rate, this Note is a "CD Rate Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the CD Rate and the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CD Interest Determination Date. CD Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified on the face hereof under "Other Terms," "CD Rate" means, for any CD Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as this rate is published in H.15(519) under the heading "CD's (secondary market)." The following procedures will be followed if the CD Rate cannot be determined as described above: (1) If by 3:00 p.m., New York City time, on the Calculation Date related to the CD Interest Determination Date, this rate is not published in H.15(519), then the CD Rate shall be the rate on the CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof and published in the H.15

Daily Update under the heading "CD (secondary market);" (2) If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in either H.15(519) or the H.15 Daily Update, the Calculation Agent will calculate the CD Rate to be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on the CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major U.S. money market banks which are then rated A-1+ by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, and with a remaining maturity closest to the Index Maturity specified on the face hereof in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above in this sentence, the CD Rate in effect immediately before that CD Interest Determination Date will not change and will remain the CD Rate in effect on that CD Interest Determination Date.

         Determination of Treasury Rate

         If the Base Rate specified on the face hereof with respect to any Interest Period is the Treasury Rate, this Note is a "Treasury Rate Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Treasury Rate and the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Treasury Interest Determination Date . Treasury Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.

         Unless otherwise specified on the face hereof under "Other Terms," "Treasury Rate" means, for any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as this rate is displayed on Bridge Telerate, Inc., or any successor service under the caption "Investment Rate" on page 56 or 57, or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate page 56" or "Telerate Page 57," as the case may be, or if not published on Bridge Telerate, Inc., by 3:00 p.m., New York City time, on the Calculation Date for the Treasury Interest Determination Date, the rate published in H.15 Daily Update under the heading "U.S. Government Securities/Treasury Bills/Auction High." The following procedures will be followed if the Treasury Rate cannot be determined as described above: (1) If not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for the Treasury Interest Determination Date, the Treasury Rate will be the bond equivalent yield of the auction rate of the applicable Treasury Bills on the Treasury Interest Determination Date as announced by the U.S. Department of the Treasury. If by 3:00 p.m., New York City time on the Calculation Date, the results of the auction of Treasury Bills having the Index Maturity designated above are not otherwise as provided above or if no auction is held in a particular week, then the Calculation Agent will calculate the Treasury Rate to be a Yield to Maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m. New York City time, on the Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Treasury Rate in effect immediately before the Treasury Interest Determination Date will not change and will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

Determination of CMT Rate

         If the Base Rate specified on the face hereof with respect to any Interest Period is the CMT Rate, this Note is a "CMT Rate Note" with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the CMT Rate and the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CMT Interest Determination Date. CMT Rate Notes will be subject to the minimum interest rate and maximum interest rate, if any.

         Unless otherwise specified on the face hereof under "Other Terms," "CMT Rate" means, for any CMT Interest Determination Date, the rate reported on Bridge Telerate, Inc., or any successor service, under the heading "Daily Treasury Constant Maturities and Money Markets/Federal Reserve Board Release H.15 Monday's Approx. 3:45 p.m. EDT," on page 7051, or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 7051. The following procedures will be followed if the CMT Rate cannot be determine as described above: If the CMT Rate is not available by 3:00 p.m., New York City Time, on the Calculation Date pertaining to such CMT Interest Determination Date, the Calculation Agent will calculate the CMT Rate for the CMT Interest Determination Date which will be the bond equivalent yield to maturity of the arithmetic mean of the secondary market bid rates, as of 3:00 p.m., New York City time, on the applicable CMT Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers in the City of New York (the "Reference Dealers") selected by the Calculation Agent, after consultation with the Company, for the most recently issued direct noncallable fixed rate Treasury Bills with an original maturity approximately equal to the applicable Index Maturity; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above in this sentence, the CMT Rate in effect immediately before the CMT Interest Determination Date will not change and will remain the CMT Rate then in effect on such CMT Interest Determination Date.

         Redemption

         If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth on the face hereof under "Redemption Terms", this Note is subject to redemption prior to the

Maturity Date upon not less than 30 nor more than 60 days' notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable in the case of any such redemption to the Holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Record Dates referred to above, all as provided in the Indenture. In the event of redemption of less than all of the principal of this Note, a new Note of this series and of like tenor of an authorized denomination for the unredeemed portion of this Note will be issued in the name of the Holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof, under "Redemption Terms", this Note is not subject to any sinking fund.

         Miscellaneous Provisions

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture referred to above, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company, as defined in the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination of this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of all the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         Subject to the rights of holders of Senior Indebtedness of the Company set forth in this Note and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         Unless otherwise set forth on the face hereof under "Other Terms," the Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note may have such additional or different terms as are set forth on the face hereof under "Other Terms." Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship
                 and not as tenants in common
         UNF GIFT MIN ACT--_______________Custodian_______________
                                (Cust)                 (Minor)

                        under Uniform Gift to Minors Act

                   __________________________________________
                                     (State)

Additional abbreviations may be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

-----------------------------------


-----------------------------------


--------------------------------------------------------------------------------
     (Name and address of assignee, including zip code, must be printed or typewritten)


--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


                                                                        Attorney
-----------------------------------------------------------------------
to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated
      ---------------                           --------------------------------

                                                --------------------------------




         NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.